UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2007

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (678) 589-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2007, the shareholders of Verso Technologies Inc. (the "Company") approved the Verso Technologies, Inc. 2007 Stock Incentive Plan (the “2007 Incentive Plan”) at the annual meeting of the Company’s shareholders held on such date. The 2007 Incentive Plan authorizes the grant of equity-based compensation to the Company’s directors, officers and employees in the form of stock options, restricted stock, restricted stock units, performance shares and performance units. Under the 2007 Incentive Plan, 10,000,000 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), are available for issuance. The 2007 Incentive Plan will be administered by the Compensation Committee of the Company’s Board of Directors.

The foregoing description of the 2007 Incentive Plan is qualified in its entirety by reference to the full text of the 2007 Incentive Plan, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 23, 2007, the Company entered into an Exclusive License Agreement (the “License Agreement”) with Acacia Patent Acquisition Corporation (“APAC”).  Under the License Agreement, the Company granted APAC a world-wide, exclusive right and license with respect to the Company’s U.S. Patent No. 6,292,801 and related patent applications (the “Technology”) to license the Technology to third parties and to undertake any enforcement or infringement actions against third parties related to the Technology.  The ‘801 patent pertains to a system and method for tracking data resources on a network.  Under the License Agreement, the Company will receive a portion of the proceeds resulting from any infringement action or further license of the Technology.  Pursuant to the License Agreement, the Company is entitled to continue to use the Technology in its products without charge.

On December 17, 2007, APAC notified the Company that APAC was exercising its right to terminate the License Agreement pursuant to Section 6.4 thereof, which termination is effective 90 days following the date of APAC’s notice.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2007, the Company amended its Amended and Restated Bylaws to provide for the issuance and transfer of uncertificated shares of Common Stock (the “Share Amendments”).  The Share Amendments are set forth as Exhibit 3.1 to this Current Report and are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired. None.

(b)            Pro Forma Financial Information. None

(c)            Shell Company Transactions. None

(d)            Exhibits.

3.1	Amendment to Amended and Restated Bylaws of Verso Technologies, Inc., adopted December 18, 2007.

10.1	Verso Technologies, Inc. 2007 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.

By:	/s/ Martin D. Kidder
Martin D. Kidder, Chief Financial Officer

Dated:  December 21, 2007